Exhibit 12.1


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
        IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                              (Dollars in Millions)


                                                   Nine
                                                  Months                        Year Ended
                                                   Ended                       December 31,
                                                 September    ----------------------------------------------
                                                    30,
                                                   1999       1998       1997       1996      1995      1994
                                                 ---------    ----       ----       ----      ----      ----
Earnings before fixed charges:
Income (loss) before income taxes...............   $ 281     $(679)     $ 204     $  563     $ 348     $ 310
Interest and debt expense.......................     225       426        433        462       484       651
Interest portion of rental expense..............      12        16         16         14        14        14
                                                     ---       ---        ---      -----       ---       ---
Earnings before fixed charges...................   $ 518     $(237)     $ 653     $1,039     $ 846     $ 975
                                                     ===       ===        ===      =====       ===       ===
Fixed charges:
Interest and debt expense.......................   $ 225     $ 426      $ 433     $  462     $ 484     $ 651
Interest portion of rental expense..............      12        16         16         14        14        14
                                                     ---       ---        ---      -----       ---       ---
Total fixed charges.............................   $ 237     $ 442      $ 449     $  476     $ 498     $ 665
                                                     ===       ===        ===      =====       ===       ===
Ratio of earnings to fixed charges..............     2.2        --        1.5        2.2       1.7       1.5
                                                     ===       ===        ===      =====       ===       ===
Deficiency in the coverage of fixed charges by
earnings before fixed charges...................      --     $(679)        --         --        --        --
                                                     ===       ===        ===      =====       ===       ===